DIMON INCORPORATED
512 BRIDGE STREET
P. O. BOX 681
DANVILLE, VIRGINIA 24543

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

NOVEMBER 6, 2003

DIMON INCORPORATED
512 Bridge Street
P. O. Box 681
Danville, Virginia 24543

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on November 6, 2003

TO OUR SHAREHOLDERS:

The annual meeting of shareholders of DIMON Incorporated will be held at the offices of the Company, 512 Bridge Street, Danville, Virginia, the 6th day of November, 2003, at 10:00 A.M., for the following purposes:

1.

To elect two directors to serve until the 2004 annual meeting, two directors to serve until the 2005 annual meeting, and five directors to serve until the 2006 annual meeting, or until the election of their respective successors; and

2.	To approve the DIMON Incorporated 2003 Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only record holders of common stock at the close of business on September 8, 2003, are entitled to vote at the meeting.

By Order of the Board of Directors
/s/ T. C. Parrish
_________________________________________________________
T. C. Parrish
Secretary

Danville, Virginia

September 22, 2003

You are cordially invited to attend the meeting.  However, it is important that your stock be represented if you do not attend and the Board of Directors of the Company requests that you date, sign and return the accompanying proxy.  A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.  You may revoke a prior proxy at any time by submitting a newly dated proxy or by attending the meeting and voting in person.

DIMON INCORPORATED
512 Bridge Street
P. O. Box 681
Danville, Virginia 24543

PROXY STATEMENT for the
2003 ANNUAL MEETING OF SHAREHOLDERS to be held on November 6, 2003

GENERAL

This statement is furnished in connection with the Board of Directors’ solicitation of proxies in the accompanying form to be voted at the annual meeting of shareholders of DIMON Incorporated (the “Company”) to be held on November 6, 2003, or any adjournment thereof.

Record holders of common stock of the Company at the close of business on September 8, 2003, are entitled to notice of, to vote at, and to participate in the meeting. On September 8, 2003, there were 44,961,254 shares of common stock outstanding. Each share of common stock is entitled to one vote. A majority of votes entitled to be cast on any matter will constitute a quorum on that matter. If a quorum is not present at the meeting, the meeting may be adjourned from time to time by vote of a majority of the shares present without notice other than announcement at the meeting.

Proxies received in the accompanying form may be revoked at any time before exercise by written notice addressed to the Secretary at the office of the Company, by a later dated proxy, or by attending the meeting and voting in person, but proxies that are properly executed and unrevoked will be voted.

The cost of soliciting proxies will be borne by the Company. The Company has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $6,000, plus reimbursement for out-of-pocket expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to the beneficial owners of stock. The date of mailing of this statement and the accompanying proxy was on or about September 22, 2003.

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PROPOSAL 1 --- ELECTION OF DIRECTORS

The Company’s bylaws provide that the Board of Directors shall consist of thirteen directors, divided into three classes as nearly equal in number as possible, with terms expiring at successive annual meetings of the shareholders.  The Board of Directors amended the bylaws effective as of August 26, 2003 in order to expand the size of the Board from eleven to thirteen directors.  At the same time, the Board appointed two new directors, William R. Slee and C. Richard Green, Jr., to serve until the shareholders meeting.  In connection with the increase in the size of the Board and the addition of the two new directors, the Company is now proposing to change the classes and the expiration of the terms of certain existing directors, to reelect the directors whose terms are expiring this year, and to elect to specified terms the two new directors appointed by the Board in August.  Accordingly, votes pursuant to the accompanying proxy will be cast for the election of the following nominees to the following classes with terms expiring at the annual meeting of the indicated years:

Nominee	Class	Term Expires
_________	_____	_____________
Hans B. Amell	I	2004
C. Richard Green, Jr.	I	2004
_________________________________________________________________________________
Norman A. Scher	II	2005
William R. Slee	II	2005
_________________________________________________________________________________
R. Stuart Dickson	III	2006
Henry F. Frigon	III	2006
John M. Hines	III	2006
James E. Johnson, Jr.	III	2006
Thomas F. Keller	III	2006

Should a nominee become unavailable for any reason, which the Board of Directors has no reason to expect, it is intended that the individuals named in the proxy will vote for an appropriately designated substitute.

The election of each nominee for director requires a plurality of the votes cast by record holders of common stock entitled to vote in the election of directors.  Shares for which voting authority is withheld and shares held in street name that are not voted in the election of directors (“broker non-votes”) will not be included in determining the number of votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES.

The following information is furnished with respect to the Company’s directors and nominees. Messrs. Frigon, Hines, Johnson, Keller, Lanier, Monk and Scher have served as directors since the formation of DIMON in April 1995.  Commencement of service dates for other directors are as follows: Mr. Dickson, November 1995; Mr. Harker, March 1999; Mr. Wade, February 2001; Mr. Amell, May 2002; and Messrs. Green and Slee, August 2003.  Messrs. Green and Slee were elected to the Board by the existing directors as of August 26, 2003 to serve until the 2003 annual meeting.  Messrs. Dickson and Scher were previously members of the Class I Directors whose term does not expire until 2004, but we are proposing them as nominees for Class III directorship and Class II directorship, respectively.  Messrs. Amell and Johnson were previously members of the Class II Directors whose term does not expire until 2005, but we are proposing them as nominees for Class I directorship and Class III directorship, respectively.

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		Company Nominees for Director

Name	Age	Business Experience During Past Five Years	Other Public Company Directorships Held
_______	_____	___________________________	_________________________

Class I Nominees (nominated for election to serve for a term expiring at the 2004 annual meeting of shareholders)

Hans B. Amell	51

Chairman and Chief Strategic Officer of Intrepid Learning Solutions, a corporate training outsourcing company, since 2003.  Chairman and Chief Executive Officer of Catalyst LLC, a professional services company, from 1987 to present.

C. Richard Green, Jr.	59

Non-Executive Director of ITC Limited, a company in India engaged in hotels, agricultural exports, and the manufacture of cigarettes and paperboard, since 1999.  Regional Director of British American Tobacco (BAT), a multinational tobacco company, from January 1999 to April 2002.  Area Director responsible for BAT’s Southern European operations in 1998.

			ITC Limited

Class II Nominees (nominated for election to serve for a term expiring at the 2005 annual meeting of shareholders)

Norman A. Scher	65

President and Chief Executive Officer of Tredegar Corporation, a manufacturer of plastic films and aluminum extrusions.  Executive Vice President and Chief Financial Officer of Tredegar from 1989 to 2001.

			Tredegar Corporation

William R. Slee	62

Vice-Chairman of Singulus Technologies AG, a manufacturer in the optical disc storage industry listed on the German DAX, since 1997.  Member of the Investment Committee of Algemeen Burgerlijk Pensioenfonds (ABP), a pension fund, since June 1996.  Group Managing Director of Schroders Plc., London, since 1996.  Director of DIMON from November 1996 to November 1999.

Class III Nominees (nominated for election to serve for a term expiring at the 2006 annual meeting of shareholders)

R. Stuart Dickson	74	Chairman of the Executive Committee of Ruddick Corporation, a holding company, since 1994.	Ruddick Corporation; Textron, Inc.

Henry F. Frigon	68	Private investor and consultant. Chairman of the Board of CARSTAR, Inc., a collision repair service company, since 1995. Chairman and Chief Executive Officer of CARSTAR from 1998 to 2000.	Buckeye Technologies Inc.; H&R Block, Inc.; Packaging Corporation of America; Sypris Solutions, Inc.; Tuesday Morning

John M. Hines	63	Private investor and consultant. Director of Glen Raven, Inc., a private company. Consultant to DIMON from 1996 to 1998. Executive Vice President of DIMON from 1995 to 1996.

James E. Johnson, Jr.	73	Retired Partner of Womble Carlyle Sandridge & Rice, PLLC, a law firm. Partner of Womble Carlyle Sandridge & Rice, PLLC, from 1989 to 2002.

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Name	Age	Business Experience During Past Five Years	Other Public Company Directorships Held
_______	_____	___________________________	_________________________

Thomas F. Keller	72	R. J. Reynolds Professor of Business Administration, Fuqua School of Business, Duke University, since 1974. Dean, Fuqua School of Business Europe from 1999 to 2001.

Biogen, Inc.; Hatteras Income Securities; Nations Balanced Target Maturity Fund; Nations Funds;  Nations Government Income Trust, Series 2003 and 2004; Nations Life Goal Fund; Wendy’s International, Inc.

Company Current Directors

Name	Age	Business Experience During Past Five Years	Other Public Company Directorships Held
_______	_____	___________________________	_________________________

Class I Directors (term expiring at the 2004 annual meeting of shareholders)

Albert C. Monk III	64	Retired consultant to DIMON. Consultant to DIMON from January 2000 to December 2000. Vice Chairman of the Board of DIMON from March 1999 to December 1999. President of DIMON from 1995 to 1999.

Martin R. Wade III	54

Chief Executive Officer of International Microcomputer Software Inc., a developer and publisher of productivity software in precision design, graphic design and other related business applications, since September 2001. Director, President and Chief Executive Officer of Digital Creative Development Corporation (DC2) from May 2001 to August 2001. Director and Executive Vice President of DC2 from June 2000 to April 2001. Managing Director of Prudential Securities Inc. from 1998 to 2000. Managing Director of Salomon Brothers, Inc. from 1996 to 1998.

			International Microcomputer Software Inc.; Nexmed

Class II Directors (term expiring at the 2005 annual meeting of shareholders)

Brian J. Harker	53

Chairman and Chief Executive Officer of DIMON since March 2003. President and Chief Executive Officer from May 1999 to February 2003. President and Chief Operating Officer from March 1999 to April 1999. Executive Vice President and Chief Financial Officer from October 1996 to February 1999.

Joseph L. Lanier, Jr.	71	Chairman of the Board and Chief Executive Officer of Dan River, Inc., a textile manufacturer, since 1989. Non-Executive Chairman of the Board of DIMON from May 1999 to February 2003.	Dan River, Inc.; Flowers Foods, Inc.; Torchmark Corporation

4

BOARD OF DIRECTORS

Meeting Attendance

Five regular meetings of the Company’s Board of Directors were held during fiscal year 2003. Each director attended at least 75 percent of the aggregate of all meetings held by (1) the full board of directors and (2) each committee of the board on which the director served.

Committees of the Board
The board has standing Audit, Executive, Executive Compensation, Finance, and Governance & Nominating Committees.

Audit Committee

The Audit Committee is composed of Dr. Keller (Chairman), and Messrs. Amell, Johnson and Wade.  Each of the members of the Audit Committee is independent, as defined in the current New York Stock Exchange listing standards.  Mr. Amell began serving as a member of the Audit Committee as of October 30, 2002.

The Audit Committee operates pursuant to a written charter approved by the Board of Directors in October 1999 and subsequently amended in August 2000.  As required by the New York Stock Exchange, the Committee reviews and reassesses the adequacy of the charter annually.  The charter was last reviewed in August 2003.  The charter was published in its entirety as Appendix A to the 2001 Proxy Statement, which is available for review on the Company’s website, www.dimon.com, under SEC Filings.

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s accounting and financial reporting practices, and the quality and integrity of the Company’s financial reports. This includes the oversight of DIMON’s financial statements provided to any governmental or regulatory body, the public, or other users; the effectiveness of DIMON’s internal control process; and DIMON’s engagement of independent auditors.  The Audit Committee met six times during fiscal year 2003.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61.

The Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, including Board Standard No. 1,  and considered whether the provision of non-audit services (as described below under ‘Audit and Non-Audit Fees’) is compatible with maintaining the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

5

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2003 for filing with the Securities and Exchange Commission.

Audit Committee:

Thomas F. Keller, Chairman
Hans B. Amell
James E. Johnson, Jr.
Martin R. Wade, III

Executive Committee

The Executive Committee is composed of Messrs. Lanier (Chairman), Harker and Monk.  The Company is under the general management of a board of directors as provided by the laws of Virginia, the Company’s state of incorporation.  DIMON’s bylaws further mandate the formation and existence of an Executive Committee, which is generally empowered to act with the authority of the full board when it is not in session.   The Executive Committee did not meet during fiscal year 2003.

Executive Compensation Committee

The Executive Compensation Committee is composed of Messrs. Scher (Chairman), Dickson and Lanier. The Executive Compensation Committee’s basic functions are to: review the effectiveness of the management compensation plans of the Company; set the compensation of the Chief Executive Officer and the officers reporting to the Chief Executive Officer; review and approve the management incentive systems of the Company and the awards granted thereunder; and administer the Company’s stock incentive plans.  The Executive Compensation Committee met six times during fiscal year 2003.

Finance Committee

The Finance Committee is composed of Messrs. Wade (Chairman), Amell, Frigon, Hines and Scher.  Mr. Amell began serving as a member of the Finance Committee as of October 30, 2002.  The Finance Committee operates pursuant to a written charter approved by the Board of Directors and is responsible for monitoring the Company’s financial policies, strategic financial transactions, ongoing financial planning, and capital structure to ensure conformance with the Company’s requirements for continued growth and fiscally sound operation.  The Finance Committee met twice in fiscal year 2003.

Governance & Nominating Committee

The Governance & Nominating Committee is composed of Messrs. Frigon (Chairman), Dickson and Lanier.  The Governance & Nominating Committee recommends to the full board of directors persons to serve as directors of the Company and establishes such procedures as it deems proper to receive and review information concerning potential candidates for election or re-election to the board of directors.  Shareholders entitled to vote in the election of directors may nominate candidates for consideration by the Governance & Nominating Committee (see ‘Shareholders’ Proposals and Nominations’). The Governance & Nominating Committee met once during fiscal year 2003.

6

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of August 15, 2003, with respect to the direct and indirect ownership of common stock by (1) each person or group known to the Company to beneficially own more than 5% of the outstanding shares; (2) each director and nominee for director; (3) each executive officer named in the Summary Compensation Table; and (4) all directors, nominees and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Shares with Sole Voting and Investment Power (1)	Number of Shares with Shared Voting and Investment Power	Total Number of Shares (1)	Percent of Class (if more than 1%) (1)
____________________	____________________	____________________	___________________	__________________

Dimensional Fund Advisors Inc. (2) 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	3,138,100	0	3,138,100	7.01

FMR Corp. (3) Edward C. Johnson III (3) Abigail P. Johnson (3) Fidelity Management & Research Company (3) Fidelity Low Priced Stock Fund (3) 82 Devonshire Street, Boston, MA 02109	0	2,783,600	2,783,600	6.22

Franklin Resources, Inc. (4) Charles B. Johnson (4) Rupert H. Johnson, Jr. (4) One Franklin Parkway, San Mateo, CA 94403	0	3,062,200	3,062,200	6.84

Franklin Advisory Services, LLC (4) One Parker Plaza, Sixteenth Floor Fort Lee, NJ 07024

Merrill Lynch & Co., Inc. (5) Merrill Lynch Investment Managers (5) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	0	2,404,400	2,404,400	5.37

7

Name of Beneficial Owner	Number of Shares with Sole Voting and Investment Power (1)	Number of Shares with Shared Voting and Investment Power	Total Number of Shares (1)	Percent of Class (if more than 1%) (1)
____________________	____________________	____________________	__________________	__________________
Hans B. Amell	5,700	0	5,700
James A. Cooley	108,909	66	108,975
Steven B. Daniels	157,354	468	157,822
R. Stuart Dickson	22,341	0	22,341
Henry F. Frigon	24,700	0	24,700
C. Richard Green, Jr.	0	0	0
H. Peyton Green III	287,946	2,313	290,259
Brian J. Harker	318,455	1,939	320,394
John M. Hines	83,116	10,000	93,116
James E. Johnson, Jr.	21,700	0	21,700
Thomas F. Keller	22,716	0	22,716
Joseph L. Lanier, Jr.	53,897	0	53,897
Albert C. Monk III	266,650	429,922	696,572	1.55
Thomas C. Parrish	30,927	0	30,927
Norman A. Scher	31,463	0	31,463
William R. Slee	1,367	0	1,367
Martin R. Wade III	15,700	0	15,700

Executive Officers, Directors and Nominees For Director as a group	1,452,941	444,708	1,897,649	4.16
(17 persons)
________________

(1)

Includes shares of common stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within sixty days of August 15, 2003, as follows:  Mr. Amell, 5,000 shares; Mr. Cooley, 93,898 shares; Mr. Daniels, 120,649 shares; Mr. Dickson, 19,000 shares; Mr. Frigon, 19,000 shares; Mr. H.P. Green, 108,965 shares; Mr. Harker, 218,000 shares; Mr. Hines, 75,400 shares; Mr. Johnson, 19,000 shares; Dr. Keller, 19,000 shares; Mr. Lanier, 44,000 shares;  Mr. Monk, 125,500 shares; Mr. Parrish 21,700 shares; Mr. Scher, 19,000 shares; Mr. Wade, 10,000 shares; and the officers, directors and nominees as a group, 918,112 shares.

Also includes restricted shares of common stock held as of August 15, 2003, as follows: Mr. Cooley, 15,000 shares; Mr. Daniels, 17,500 shares; Mr. H.P. Green, 15,000 shares; Mr. Harker, 85,000 shares; Mr. Parrish, 2,500 shares; and Messrs. Amell, Dickson, Frigon, Hines, Johnson, Keller, Lanier, Monk, Scher and Wade, 700 shares each. The shares awarded to executive officers are restricted for three years from the date of the award, provided the recipient remains in the employ of the Company. The shares awarded to non-employee directors are restricted for one year from the date of the award, provided the recipient remains on the Board of the Company. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

(2)

According to an amended Form 13G filed on February 3, 2003, and reporting information as of December 31, 2002, Dimensional Fund Advisors Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”).  In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the shares; however, all shares are owned by the Funds and Dimensional disclaims beneficial ownership of such shares.

(3)

According to a Form 13G filed on February 14, 2003, and reporting information as of December 31, 2002, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 2,783,600 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (collectively, the “FMR Funds”).  The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 2,783,600 shares.

Edward C. Johnson III, FMR Corp. (through its control of Fidelity), and the FMR Funds each has sole power to dispose of shares owned by the FMR Funds.  Neither FMR Corp. nor Edward C. Johnson III, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the FMR Funds, which power resides with the FMR Funds’ Boards of Trustees.

8

Members of the Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49.0% of the voting power of FMR Corp.  Mr. Johnson III owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp.  Through their ownership of voting common stock and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(4)

According to an amended Form 13G, filed January 30, 2003, and reporting information as of December 31, 2002, these shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the “Adviser Subsidiaries”) of Franklin Resources, Inc. (“FRI”).  The advisory contracts grant the Adviser Subsidiaries all investment and/or voting power over the securities owned by the advisory clients.  Therefore, the Adviser Subsidiaries may be deemed to be the beneficial owner of these shares.

Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10.0% of the outstanding common stock of FRI and are the principal shareholders of FRI. Therefore, FRI and the Principal Shareholders may be deemed to be the beneficial owner of securities held by persons and entities advised by FRI subsidiaries.

FRI, the Principal Shareholders and the Adviser Subsidiaries disclaim any economic interest or beneficial ownership of these shares and are of the view that they are not acting as a “group” for purposes of Section 13(d) under the 1934 Act.  The amended Form 13G reports that Franklin Advisory Services, LLC has the sole power to vote and the sole power to dispose of 3,059,200 shares and that Franklin Private Client Group, Inc. has the sole power to dispose of 3,000 shares.

(5)

According to an amended Form 13G filed on January 7, 2003, and reporting information as of December 31, 2002, Merrill Lynch & Co., Inc. (“ML&Co.”) is a parent holding company.  Merrill Lynch Investment Managers (“MLIM”) is an operating division of ML&Co’s indirectly-owned asset management subsidiaries.  The following asset management subsidiaries hold certain of the 2,404,400 shares: FAM D/B/A Mercury Advisors, Merrill Lynch Investment Managers, L.P., and Merrill Lynch Investment Managers, LLC.  The amended Form 13G reports that Merrill Lynch Investment Managers shares the power to vote and dispose of 2,404,400 shares.

9

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table presents information relating to total compensation for the three fiscal years ended June 30, 2003, 2002 and 2001, of the Chief Executive Officer and the four other most highly compensated executive officers of the Company during fiscal year 2003.

Summary Compensation Table
					Long-Term Compensation
					__________________________
		Annual Compensation			Awards
		_________________________________________			__________________________
Name and Principal Position	Fiscal Year	Salary $	Bonus $	Other Annual Compensation $	Restricted Stock (1) $	Options/ SARs #	All Other Compensation (2) $
______________________	_____	______	_______	________________	________	_______	__________________

Brian J. Harker	2003	472,917	208,178	0	218,750	70,000	132,541
Chairman and	2002	443,750	416,681	0	223,200	70,000	133,175
Chief Executive Officer	2001	418,750	244,035	0	56,250	70,000	133,490
and Director

Steven B. Daniels	2003	299,583	86,810	0	46,875	50,000	78,206
President and	2002	258,750	170,076	0	37,200	45,000	76,835
Chief Operating Officer	2001	236,250	82,704	0	14,063	40,000	75,570

James A. Cooley	2003	227,500	53,918	0	31,250	40,000	81,511
Senior Vice President -	2002	215,000	141,320	0	37,200	40,000	81,011
Chief Financial Officer	2001	197,500	68,920	0	14,063	40,000	79,337

H. Peyton Green	2003	222,750	52,792	0	31,250	30,000	107,405
Senior Vice President -	2002	214,500	140,991	0	37,200	25,000	106,905
Sales Director	2001	208,750	72,366	0	14,063	30,000	106,796

Thomas C. Parrish	2003	177,500	40,754	0	15,625	10,000	51,434
Senior Vice President -	2002	148,750	83,806	0	0	6,000	47,456
Chief Legal Officer &	2001	128,750	44,798	0	0	6,000	44,144
Secretary
___________________
(1)

The value shown is the number of restricted shares granted during the specified fiscal year times the market price of DIMON stock on the date of grant. As of June 30, 2003, the total number and value of restricted shares held by these executives were: Mr. Harker, 85,000 shares ($608,600); Mr. Daniels, 17,500 shares ($125,300); Mr. Cooley, 15,000 shares ($107,400); Mr. Green, 15,000 shares ($107,400); and Mr. Parrish, 2,500 shares ($17,900). The values given do not reflect the fact that the shares are restricted for three years from the date of the award, provided the recipient remains in the employ of the Company. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

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(2)

Includes contributions to the Company’s 401(k) Plan, accruals in the Dibrell Deferred Compensation Plan, premiums to fund the Pension Equalization Plan (“PEP”) and Supplemental Executive Retirement Plan (“SERP”), and premiums for Split Dollar Life Insurance and the SERP Disability Insurance for fiscal years 2003, 2002 and 2001 as follows:

Name	Fiscal Year	Corporate Match 401(k) Plan $	Deferred Compensation Plan $	PEP/SERP Premiums $	Split Dollar Life Premium $	SERP Disability Premium $	Total $
________________	_____	___________	__________	_________	__________	_________	_______
Brian J. Harker	2003	4,000	0	71,010	49,823	7,708	132,541
	2002	4,000	0	71,473	49,994	7,708	133,175
	2001	3,400	0	72,218	50,164	7,708	133,490

Steven B. Daniels	2003	4,617	0	58,354	12,395	2,840	78,206
	2002	3,650	0	57,915	12,430	2,840	76,835
	2001	3,667	0	56,607	12,456	2,840	75,570

James A. Cooley	2003	4,100	0	50,849	23,723	2,839	81,511
	2002	3,600	0	50,768	23,804	2,839	81,011
	2001	3,500	0	49,112	23,886	2,839	79,337

H. Peyton Green	2003	4,090	23,664	50,118	26,235	3,298	107,405
	2002	3,460	23,664	50,132	26,351	3,298	106,905
	2001	3,450	23,664	51,509	25,568	2,605	106,796

Thomas C. Parrish	2003	4,300	0	27,326	18,183	1,625	51,434
	2002	2,975	0	24,617	18,239	1,625	47,456
	2001	2,575	0	21,637	18,307	1,625	44,144

Stock Option Grants; Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

The following table sets forth information on stock options granted to the named executives during fiscal year 2003 under the Company’s Omnibus Stock Incentive Plan.

Stock Option Grants in Last Fiscal Year

	Individual Grants
	_________________________________________________________________________________
	Options/SARs Granted (1)	% of Total Options Granted to All Employees		Exercise or Base Price	Expiration Date		Grant Date Present Value (2)
	______________	___________________		_____________	_________________		___________________
Brian J. Harker	70,000	10.2		$6.25	8/26/12		$138,025
Steven B. Daniels	50,000	7.3		$6.25	8/26/12		$ 98,590
James A. Cooley	40,000	5.8		$6.25	8/26/12		$ 78,872
H. Peyton Green	30,000	4.4		$6.25	8/26/12		$ 59,154
Thomas C. Parrish	10,000	1.5		$6.25	8/26/12		$ 19,718
______________

(1)			Option grants consisted of incentive and nonqualified stock options. These grants become exercisable on August 26, 2005.

(2)

The exercise price was set at the closing price of DIMON common stock on the date of the grant. Utilizing the Black-Scholes valuation method, a value of $1.97 per share was determined. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange traded options. However, stock options granted under the plan differ from exchange traded options in three key respects: the options are long-term, nontransferable and subject to vesting restrictions, while exchange traded options are short-term and can be exercised or sold immediately in a liquid market. In applying the Black-Scholes pricing model, the Company has assumed an option term of ten years, an annual dividend yield for the Company’s common stock of 4.80%, a riskless rate of return of 4.04%, and a stock price volatility of 55.0%. No adjustment has been made to reflect the non-transferability of incentive stock options or the limited transferability of non-qualified stock options granted under the plan. Consequently, because the Black-Scholes Model is adapted to value the options set forth in the table and is assumption-based, it may not accurately determine the grant date present value. The actual value, if any, an optionee will realize will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.

11

The following table sets forth information with respect to the named executive officers concerning the exercise of options during fiscal year 2003 and unexercised options and SARs held by them on June 30, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value

	Shares Acquired on Exercise #	Value Realized $	Number of Unexercised Options & SARs at Fiscal Year End Exercisable/ Unexercisable (2) #	Value of Unexercised In-the-Money Options & SARs at Fiscal Year End Exercisable/ Unexercisable (1) (2) $
	_________________	___________	_________________	________________________________
Brian J. Harker	0	0	148,000/210,000	83,000/368,025

Steven B. Daniels	0	0	80,649/135,000	41,500/219,400

James A. Cooley	0	0	53,898/120,000	33,200/210,300

H. Peyton Green	0	0	78,965/85,000	33,200/157,725

Thomas C. Parrish	0	0	15,700/22,000	8,873/35,185
________________

(1)	At fiscal year end June 30, 2003, the closing price of the Company’s common stock as quoted on the New York Stock Exchange was $7.16.

(2)

The options represented as unexercisable could not be exercised by the named executive on June 30, 2003, and future exercisability is dependent upon the named executive remaining in the employ of the Company until the vesting date, which is up to three years from the grant date.

Equity Compensation Plan Information as of Fiscal Year-End (1)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) ( c ) (2) (3)
________________	________________________	_______________________	_______________________________
Equity Compensation Plans Approved by Security Holders	4,136,809	9.73	909,121

Equity Compensation Plans Not Approved by Security Holders	0	Not Applicable	0

Total	4,136,809	9.73	909,121
________________

(1)

Under the Amended 1995 DIMON Incorporated Omnibus Stock Incentive Plan, a maximum of 4,266,229 shares of DIMON common stock may be issued.  The Plan allows for this maximum number to be increased annually by three percent (the “Replenishment Percentage”) of the amount, if any, by which the total number of shares of DIMON common stock outstanding as of the last day of DIMON’s fiscal year exceeds the total number of shares of DIMON common stock outstanding as of the first day of such fiscal year, excluding for such purposes shares of DIMON common stock issued under the Incentive Plan.

(2)	The Amended 1995 DIMON Incorporated Omnibus Stock Incentive Plan allows for certain of these shares to be issued in the form of restricted stock grants.

(3)	Does not include 2,200,000 additional shares that will be available for issuance if the 2003 Incentive Plan (Proposal 2) is approved by shareholders.

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Employment and Consulting Agreements and Certain Business Relationships

Messrs. Harker and H. Peyton Green currently have employment agreements with the Company that were entered into prior to the reorganization of Dibrell Brothers and Monk-Austin in April 1995. The agreements provide for the employment of Messrs. Harker and Green until October 31, 2003. The agreements may be terminated early in certain circumstances and are renewable for successive one-year terms.

Under the agreements, Messrs. Harker and Green are entitled to annual base salaries of $250,000 and $155,000, respectively, subject to increases, and are eligible for cash payments under the Company’s Management Incentive Plan. The agreements also provide for (1) an annual supplemental retirement benefit equal to 50 percent of the executive officer’s average base salary for a period of up to ten years upon termination of the agreements for reasons other than death, disability or cause; (2) an annual death benefit equal to 25 percent of the executive officer’s average base salary payable to a beneficiary designated by the executive for a period of up to five years; and (3) annual disability payments under the Long-Term Disability Plan.

The agreements further provide that from the time of termination of the executive’s employment (other than by virtue of death or for cause) until his death, he will be entitled to participate in any group health plan or program provided by the Company at the time of termination, and the Company must use its best efforts to provide the executive with an individual health insurance policy if he is unable to participate in the existing plan.

The agreements may be terminated by the Company for cause or by the officer for “good reason,” generally related to a failure by the board to elect the officer to a responsible executive position, material modifications of the officer’s duties, functions and responsibilities, or breach of the agreement by the Company.

In the event of termination of employment by the Company other than for cause, by the executive for good reason or upon the expiration of the agreement, each agreement provides that the executive officer will be entitled to receive a special severance benefit for a period of one year after the time of termination equal to a maximum of his base salary and incentive payments for the employment year just completed. The agreements further provide for the reimbursement by the Company of reasonable business expenses. The Company is obligated to pay additional amounts for any taxes the executive officers would have to pay with respect to any parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended.

Messrs. Hines and Monk also had employment agreements with the Company prior to their retirements, effective July 1, 1996 and December 31, 1999, respectively. Under his employment agreement, Mr. Hines was entitled to receive an annual retirement benefit of $180,000 through 2008.  Effective July 1, 2003, with the approval of the Board’s Executive Compensation Committee, the Company and Mr. Hines agreed to decrease the amount of those payments but continue to pay them for a longer term.  As a result,  Mr. Hines will now be entitled to receive annual payments of $120,000 through October 31, 2011.  Based on a present value calculation by independent consultants, the present value of the modified payments is substantially equivalent to Mr. Hines’ prior benefits.  Mr. Monk is entitled to receive an annual retirement benefit of $190,000 through 2009 under the terms of his employment agreement. Thereafter, Mr. Monk will be entitled to his SERP retirement benefit.

In addition, Messrs. Hines and Monk had consulting agreements with the Company for which they received $170,000 and $225,000 per year, respectively.  Mr. Hines’ agreement ended June 30, 1998 and Mr. Monk’s agreement ended December 31, 2000.

Mr. C. Richard Green is a non-executive director of ITC Limited, a company in India in which British American Tobacco has a minority interest and with which DIMON does an immaterial amount of business.

Retirement Plan

Effective July 1, 1996, the Retirement Plan was converted to the DIMON Incorporated Cash Balance Plan (the “Cash Balance Plan”). The Cash Balance Plan includes all full-time active U.S. employees of DIMON and its subsidiaries.  Benefits under the Cash Balance Plan are determined by age and years of credited service.  Benefits are payable as a lump sum or on an annuity basis.

13

Under the Cash Balance Plan each participant has an account balance that represents his or her benefit under the Cash Balance Plan. The participant’s initial account balance equals the present value of his or her benefit earned through June 30, 1996, under the Retirement Plan. Benefit accruals earned after June 30, 1996, are credited annually to the participant’s account and are comprised of the sum of two components: retirement credit and interest credit.

The following table summarizes the annual retirement credit provided to participants in the Cash Balance Plan.

Combined Age and Years of Service	Annual Retirement Credit
_________________	________________________
<40	3.5% of annual earnings
40-49	4.0% of annual earnings
50-59	5.0% of annual earnings
60-69	6.0% of annual earnings
70-79	7.0% of annual earnings
>80	8.0% of annual earnings

The interest credit is equal to the annual interest rate times the participant’s account balance at the end of the previous year.  The interest rate, which is equal to a yield on the One Year Treasury Constant Maturity Bond plus 1%, is computed at the beginning of the plan year and is used throughout the plan year.  The annual interest rate credit for calendar year 2003 is 2.49%.

Benefits earned under the Cash Balance Plan vest after five years of service. The Cash Balance Plan limits the pay that is used in determining the annual retirement credit. The limit is $200,000 for calendar year 2003. A limit is also imposed on the amount of benefit payable to the participant from the Cash Balance Plan.

Benefits under the Cash Balance Plan are payable upon normal retirement (age 65), vested termination or death. A participant may elect to commence benefit payments on the first day of the month that is coincident with or next following the earlier of his or her 55th birthday or the first anniversary of separation of employment. The benefits are payable in the form of a contingent annuity, level annuity or lump sum, which are all actuarially equivalent.

All of the individuals named in the Summary Compensation Table are participants in the Cash Balance Plan. As of July 1, 2003, combined age and credited service for Messrs. Harker, Daniels, Cooley, Green and Parrish equaled 66, 67, 73, 86 and 79, respectively. The estimated annual benefits from the Cash Balance Plan for Messrs. Harker, Daniels, Cooley, Green and Parrish, assuming a four percent annual salary increase, are $67,000, $76,000, $41,000, $64,000 and $25,000, respectively.

Excess Benefit Plan

The Company maintains an Excess Benefit Plan that provides individuals who participate in the Cash Balance Plan the difference between the benefits they could potentially accrue under the Cash Balance Plan considering total compensation and the benefits actually paid as limited by regulations imposed by the Internal Revenue Code. Employees who meet the eligibility requirements of the Cash Balance Plan and are selected by management may participate in this plan. Such benefits are not funded and are expensed by the Company as paid.

Pension Equalization Plan (PEP)

The PEP was established to pay selected employees unreduced early retirement benefits coordinated with benefit payments under DIMON’s Cash Balance Plan. Under the PEP, some participants receive a benefit that, when added to their defined benefit plans, provides them with unreduced benefits if they retire on or after age 55 (with credit to age 65) with 30 years of benefit service. For other participants, the unreduced benefits are available if they retire on or after age 60 (with credit to age 65) with 25 years of benefit service. The PEP also provides individual account-based benefits to employees determined by the Company in its full discretion in amounts likewise determined. In all cases, a participant’s benefits are not fully vested until that participant satisfies a “vesting contribution” provision in the PEP (satisfaction can include a direct contribution, an indirect contribution, a waiver by the Company, any combination of the foregoing, or other measures satisfactory to the Company). All benefits are funded by Company-owned life insurance policies for each participant. The PEP also allows the Company to provide “back-up” benefits to ensure (but not duplicate) benefit payments under other nonqualified retirement plans.

14

The following table sets forth, as of June 30, 2003, the estimated annual benefits payable as a straight life annuity under the PEP upon retirement at age 65 after specified years of credited service, as defined in the PEP.  In the event of early retirement prior to age 55 and 30 years of service or age 60 with 25 years of service, the following benefits are subject to reduction.

Estimated Annual Benefits Payable at Retirement

Final Average Earnings	Years of Credited Service
__________	_________________________________________________________________
	$10 Yrs. $	20 Yrs. $	30 Yrs. $	40 Yrs. $
________	________	________	________	________
180,000	19,800	39,600	59,400	79,200
220,000	24,200	48,400	72,600	96,800
260,000	28,600	57,200	85,800	114,400
300,000	33,000	66,000	99,000	132,000

The PEP’s normal retirement allowance is stated with reference to the participant's final average earnings.  A participant's "final average earnings" are one-fifth of his or her annual earnings during the highest consecutive five-year period within the immediately preceding ten-year period. The term "annual earnings" includes all cash remuneration paid to a participant other than commissions, specified foreign service earnings, and amounts realized under the Omnibus Stock Incentive Plan. Annual earnings are the calendar year equivalent of salary and bonus shown in the Summary Compensation Table.  The participant's normal retirement allowance is 1.10% of his or her final average earnings multiplied by credited service.

As of June 30, 2003, Messrs. Daniels, Cooley and Green had 22, 21, and 32 years of credited service under the PEP, respectively.  Messrs. Harker and Parrish were not participants in the PEP as of June 30, 2003.

Supplemental Executive Retirement Plan (SERP)

Effective January 1, 1997, the Executive Compensation Committee recommended and the Board of Directors approved the establishment of the SERP. All benefits are funded by Company-owned life insurance policies for each participant.

The SERP provides an annual retirement benefit equal to 50 percent of the participant’s final average fiscal year cash compensation. The final average fiscal year cash compensation is the average of the three highest years’ cash compensation during the last ten preceding fiscal years. The benefit is payable in the form of a life annuity. The SERP also provides that, upon death, a life annuity equal to 50 percent of the participant’s benefit will be payable to the surviving spouse. Benefits under the SERP do not vest until the participant reaches age 60 and has 20 years of service. Benefits from the SERP are offset by all other Company funded benefits which include the Cash Balance Plan, the PEP, that portion of the 401(k) Plan that is attributable to contributions made to the Monk-Austin Profit Sharing Plan, any other retirement benefit provided by DIMON or subsidiary sponsored retirement plans, or benefits provided under an employment agreement.

Director Compensation

Directors who are employees of the Company or its subsidiaries or who serve as paid consultants to the Company receive no compensation for their services as director. As of November 1, 2002, directors who are neither employees nor paid consultants of the Company (“non-employee directors”) receive an annual cash retainer of $20,000 per year. Non-employee directors who serve in certain capacities receive additional annual cash retainer fees: Audit Committee Chairman, $5,000 per year; Audit Committee Members, $3,000 per year; Executive Compensation Committee Chairman, $3,000 per year; Executive, Finance, and Governance & Nominating Committee Chairmen, $2,000 per year.  Non-employee directors also receive a fee of $1,500 for each board meeting attended and $1,000 for each committee meeting attended.

15

Pursuant to the Omnibus Stock Incentive Plan of the Company, non-employee directors may be granted common stock, performance shares, or options to purchase common stock for a per share exercise price equal to the fair market value of one share of common stock on the date of grant. On August 26, 2002, upon approval by the Board, each non-employee director serving on that date was awarded 5,000 options to purchase common stock for a per share exercise price of $6.25, the closing price of DIMON common stock on the date of grant. Additionally, each non-employee director was awarded 700 shares of restricted stock. In total, 50,000 stock options and 7,000 shares of restricted stock were awarded.  The stock options were immediately exercisable pursuant to the Omnibus Stock Incentive Plan, while the restricted stock vested one year from the date of grant.

In addition, DIMON’s non-employee directors are eligible to participate in a Compensation Deferral Plan, which was approved by the Board in June of 2003.  The Compensation Deferral Plan allows a non-employee director to defer any portion of that director’s cash or equity based compensation.  Under the Plan, each non-employee director makes an annual election to defer some or all of such director’s compensation for the coming year.  Cash compensation deferred is adjusted monthly for investment gains and losses using the Lehman Aggregate 20-year Bond Index as a benchmark.  Stock based compensation deferred is adjusted monthly for gains and losses using the month-end closing price of DIMON common stock as a benchmark.  The Compensation Deferral Plan is unfunded, and each electing non-employee director will have a notional account representing his interest in the Plan.  Withdrawals from the Plan are not permitted until the termination of such director’s service on the Board.

Executive Compensation Committee Report on Executive Compensation

Compensation Philosophy and Programs

DIMON’s Executive Compensation Committee (the Committee) is comprised of three independent directors whose role is to oversee the development and management of total compensation levels and programs for the Company’s executive officers.  The Committee’s principal objectives in fulfilling its role for DIMON include:

•

Enhancing the Company’s ability to attract, motivate, and retain highly qualified and knowledgeable executives who are critical to the long-term success of DIMON

•

Establishing and maintaining executive compensation levels and programs that are fully competitive with comparable organizations

•

Developing and maintaining executive compensation programs that encourage higher levels of job performance through the use of performance-based short- and long-term incentives

•

Reinforcing management’s commitment to enhance shareholder value by aligning the interests of key executives with those of the Company’s shareholders

In achieving the above objectives, the Committee reviews extensive survey information on pay levels and compensation practices compiled from time to time with the help of an independent consultant.  The comparison group for competitive compensation information includes the peer companies in the proxy performance graph, as well as a broader group of companies with operating characteristics and revenues similar to DIMON.  The Committee strives to provide a direct compensation package to DIMON executives at target performance that is fully competitive with the median total pay packages for the comparison group.  The direct compensation package for DIMON’s executive officers includes base salary, annual incentives, and long-term incentives in the form of stock option and restricted stock grants.

Base Salary

The base salary levels for executive officers other than the Chief Executive Officer (CEO) are established by the Committee upon recommendations from the CEO and reflect salaries for like positions in the comparison group described above.  The Committee determines CEO base salary using similar competitive salary information.  DIMON places substantial emphasis on performance-driven pay delivered through short- and long-term incentives, therefore base salary ranges are established such that the range maximum is positioned at approximately the average salary of the broader comparison group. Base salaries are adjusted periodically, based on competitive market changes, individual and corporate performance, modifications in job responsibilities, and the executive’s position within his or her respective salary range.

16

Annual Incentive

DIMON’s Management Incentive Plan (“MIP”) allows the Committee to provide direct financial incentives in the form of annual cash payments to six executive officers and other officers and key employees upon the achievement of predetermined performance objectives.  At the beginning of each fiscal year, the Committee establishes threshold, target and maximum performance goals for cash incentives to key employees, with the associated opportunities expressed as percentages of base salary.  For fiscal 2003, annual incentives were based 70% on pretax income and 30% on individual performance.  No award is payable unless the pretax income threshold goal is achieved.  The Plan provides for target awards of 65% for the Chairman and Chief Executive Officer, 50% for the President and Chief Operating Officer, and 35% of salary for other key executives, with maximum awards of 130%, 100%, and 70% of salary, respectively.  The annual incentive payouts are made after the end of the fiscal year.

Long-Term Incentives

The Committee’s primary objective in granting stock options and other long-term equity-based incentives is to allow key employees to participate in the success of the Company through stock ownership, to provide a strong direct link between employee compensation and the interests of shareholders, and to encourage recipients to focus on the long-term performance of the Company.

The Committee administers the DIMON Omnibus Stock Incentive Plan (“the Plan”) as the principal means to provide long-term incentives to six executive officers, other officers, and key employees.  The Plan permits the Committee to grant stock options, stock appreciation rights (SARs), restricted stock, and performance units to executive officers, other officers, and key employees.  The Company uses both stock options and restricted stock as long-term incentives.  All equity grants are approved by the members of the Committee.  Options are generally granted at fair market value on the date of grant.

Chief Executive Officer Compensation

In fiscal year 2003, Mr. Harker’s salary was increased from $450,000 to $465,000.  Mr. Harker’s Management Incentive Target was increased from 50% to 65% of base pay.  Based on Company performance, Mr. Harker earned an incentive payment of $208,178,  or 44.0% of his salary.  He was also awarded 70,000 stock options and 35,000 restricted shares at $6.25 per share, the Company’s closing stock price on the date of grant.

In March of 2003, Mr. Harker was promoted to Chairman and Chief Executive Officer, with a corresponding salary increase from $465,000 to $500,000.

Deductibility of Executive Compensation under the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, as amended (the Code), restricts the deductibility, for federal income tax purposes, of annual compensation paid to the Chief Executive Officer and each of the four other most highly compensated officers to the extent that such compensation exceeds $1 million or does not qualify as “performance-based” as defined under the code.  In this regard, the Committee’s objective is to obtain the fullest compensation deduction possible while preserving needed flexibility in recognizing and rewarding desired performance.  All compensation provided to executive officers in fiscal year 2003 is believed to be fully deductible.

Executive Compensation Committee:

Norman A. Scher, Chairman
R. Stuart Dickson
Joseph L. Lanier, Jr.

17

PERFORMANCE GRAPH

The following graph compares the cumulative total return for DIMON common stock from June 30, 1998 to June 30, 2003, to the total returns for the S&P 500 Index, the S&P SmallCap 600 Index, and an index of peer companies selected by the Company for the same period. The companies in the peer group are Standard Commercial Corporation and Universal Corporation.  The graph assumes an investment of $100 in common stock and in each index as of June 30, 1998, and that all dividends are reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN * AMONG DIMON INCORPORATED, THE S & P 500 INDEX, THE S & P SMALL CAP 600 INDEX AND A PEER GROUP

(Performance Graph pictured on attached PdF file is described below)

	CUMULATIVE TOTAL RETURN
	June 1998	June 1999	June 2000	June 2001	June 2002	June 2003
__________________________________________________________________________________
DIMON	100.00	48.81	21.40	104.76	74.59	80.53
S & P 500	100.00	122.76	131.66	112.13	91.96	92.19
S & P SMALLCAP 600	100.00	97.69	111.74	124.16	124.50	120.05
PEER GROUP	100.00	69.50	50.13	124.23	116.58	128.16

* $100 invested on June 30, 1998 in stock or index, including reinvestment of dividends. Fiscal year ending June 30.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

18

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company.  The same persons are also required to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 30, 2003, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10 percent beneficial owners were met, except that Mr. Steven B. Daniels, President and Chief Operating Officer, due to a clerical error, incorrectly reported his beneficial ownership in a Form 4 filed on September 12, 2002, and that error has since been corrected in a Form 5 filed on August 1, 2003.

PROPOSAL 2 – APPROVAL OF THE DIMON INCORPORATED 2003 INCENTIVE PLAN

SUMMARY

See Appendix A to review the 2003 Incentive Plan in its entirety.

The Board unanimously has approved and recommends adopting the DIMON Incorporated 2003 Incentive Plan ("2003 Incentive Plan").  Approval requires a majority vote of the shares of DIMON Common Stock entitled to be cast on the matter at the annual meeting.  Consequently, abstentions and broker non-votes will be equivalent to votes against the proposed amendments.  Upon approval of the 2003 Incentive Plan, the DIMON Incorporated Omnibus Stock Incentive Plan (“Prior Plan”) will be canceled and all shares available thereunder shall remain available for grant under the 2003 Incentive Plan.

General

The purpose of the 2003 Incentive Plan is to assist DIMON in recruiting and retaining employees and Directors by enabling those employees and Directors to participate in DIMON's future success and to associate their interests with those of DIMON and its shareholders.  The 2003 Incentive Plan permits the grant of options to purchase shares of DIMON Common Stock ("Options"), which may be incentive Options qualifying under Section 422 of the Code ("Incentive Options") or Options not so qualifying ("Nonqualified Options"), stock appreciation rights ("SARs"), stock awards ("Stock Awards"), performance shares ("Performance Shares") and incentive awards entitling the recipient to receive a cash or stock payment ("Incentive Awards").  The principal features of awards that may be granted under the 2003 Incentive Plan are discussed below.

Aggregate Share Limitations

The maximum aggregate number of shares of DIMON Common Stock that may be issued under the 2003 Incentive Plan upon the exercise of Options or SARs, award of a Stock Award, or the settlement of Performance Shares or Incentive Awards is equal to the sum of (i) 2,200,000 shares, (ii) the number of shares of DIMON Common Stock that remain available for issuance under the Prior Plan on the date the 2003 Incentive Plan is approved by DIMON shareholders, and (iii) the number of shares of DIMON Common Stock that are canceled, terminated, or forfeited on or after the date the 2003 Incentive Plan is approved by DIMON shareholders.  The maximum aggregate number of shares of Common Stock that may be issued under the 2003 Incentive Plan for other than Options or SARs granted at fair market value is 1,000,000 shares, subject to adjustment as provided in the 2003 Incentive Plan.  Currently, 909,121 shares are available for grant under the Prior Plan, and 4,136,809 shares are currently outstanding and subject to cancellation, termination or forfeiture.

19

Recapture of Shares

If an award is terminated, in whole or in part, for any reason other than its exercise, the number of shares of DIMON Common Stock allocated to the award may be reallocated to any other Option, SAR, Stock Award and Performance Share awards to be granted under the 2003 Incentive Plan, or settlement of any Incentive Awards or Deferred Stock Benefit obligations, subject to the limitations stated herein.  The maximum number of shares available for awards under the 2003 Incentive Plan, the individual limitations on specific awards (described below) and the terms of outstanding awards, will be adjusted as the Committee (defined below) determines equitable in the event there is (i) a change in the number of outstanding shares of DIMON Common Stock by reason of a stock dividend, stock split, subdivision or combination of shares, merger, consolidation, reorganization or similar change in DIMON’s capital structure, or (ii) any other event occurs that, in the Committee’s judgment, necessitates such action.

Administration

The Executive Compensation Committee ("Committee") of the Board administers the 2003 Incentive Plan.  Under the terms of the 2003 Incentive Plan, the Committee has the authority to grant Options, SARs and Incentive Awards and award Stock Awards and Performance Shares, upon such terms not inconsistent with the provisions of the 2003 Incentive Plan as the Committee considers appropriate.  Such terms may include conditions, in addition to those contained in the 2003 Incentive Plan, on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of any Stock Award or Performance Shares award.  Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which an Option or SAR may be exercised or the time at which any Stock Award may become transferable or nonforfeitable.  In addition, the Committee has complete authority to: interpret all provisions of the 2003 Incentive Plan; prescribe the form of agreements evidencing awards under the 2003 Incentive Plan; adopt, amend and rescind rules and regulations pertaining to the administration of the 2003 Incentive Plan; and make all other determinations necessary or advisable for the administration of the 2003 Incentive Plan.  The Committee, in its discretion, also may delegate to one or more officers of DIMON all or part of its authority and duties with respect to awards granted to employees who are not subject to the reporting or other provisions of Section 16 of the Exchange Act.

Eligibility

Any employee of DIMON or its affiliates or any member of the Board of DIMON shall be eligible to be selected by the Committee to participate in the 2003 Incentive Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of DIMON or such affiliate.

Options

Options granted under the 2003 Incentive Plan entitle the optionee to purchase from DIMON shares of DIMON Common Stock at a price determined by the Committee at the time the Option is granted.  The Option price may not be less than the fair market value of shares of DIMON Common Stock on the date the Option is granted.  The 2003 Incentive Plan defines "fair market value" to mean, as of any given date, the closing price of DIMON Common Stock as reported on an established stock exchange or, if DIMON Common Stock was not traded on such day, the next preceding day that DIMON Common Stock so traded.  Under the 2003 Incentive Plan, the maximum number of shares of DIMON Common Stock that may be issued upon the exercise of Incentive Options is 1,200,000, subject to adjustment by the Committee in the event of a stock dividend, stock split, subdivision or combination of shares, merger, consolidation, reorganization or similar change in DIMON’s capital structure or event which, in the Committee’s judgment, necessitates such action.  No employee may be granted Incentive Options or related SARs that are first exercisable in any calendar year for stock having an aggregate fair market value, determined as of the date such Options are granted, exceeding $100,000.  In addition, no employee may be granted Options and SARs that are not related to an Option in any calendar year for more than 400,000 shares of DIMON Common Stock, treating for such purposes an Option and related SAR as a single award.

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Cancellation and Reissuance of Options

Except for adjustments specifically authorized pursuant to Article X of the 2003 Incentive Plan, no award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval, if the effect would be to reduce the exercise price for the shares underlying such award.

SARs

SARs generally entitle a participant to receive the excess of the fair market value of a share of DIMON Common Stock on the date of exercise over the initial value, which will be the fair market value of a share of DIMON Common Stock on the date of grant.  However, the Committee may prescribe that the participant realize appreciation on a different basis.  For example, the Committee may limit the amount of appreciation that may be realized upon the exercise of a SAR.  SARs may be granted in relation to Option grants ("Corresponding SARs") or independently of Option grants.  The primary difference between these two types of SARs is that to exercise a Corresponding SAR, the individual must surrender, unexercised, that portion of the Option to which the Corresponding SAR relates.

The maximum period during which an Option or SAR may be exercised will be determined by the Committee on the date of grant, except that no Incentive Option or its Corresponding SAR may be exercisable 10 years after the date of grant.  All Options and SARs granted under the 2003 Incentive Plan will be nontransferable except by will or by the laws of descent and distribution.  Notwithstanding the preceding sentence, if the agreement evidencing the Option or SAR provides, an Option or SAR may be transferred without consideration by the holder to certain of his or her family members.  Holders of any Options and/or SARs transferred from a participant shall be bound by the same terms and conditions that governed such Options or SARs prior to such transfer, provided that such transferee may not transfer the Options or SARs except by will or the laws of descent and distribution.  The Committee also may grant Options or SARs that are transferable on other terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act.  Options or SARs may be exercised in whole at any time, or in part from time to time, at such times and in compliance with such requirements as the Committee determines, provided that a Corresponding SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and only when the fair market value of DIMON Common Stock exceeds the strike price of the related Option.  Exercise of either an Option or Corresponding SAR will result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.  Payment of the Option’s strike price generally will be made in cash, a cash equivalent acceptable to the Committee or, if the agreement evidencing the Option provides, by surrendering shares of DIMON Common Stock.  At the Committee's discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, DIMON Common Stock or a combination of both.

Stock Awards

Individuals may also be awarded Stock Awards, which is an award of DIMON Common Stock that may be nontransferable or forfeitable, or both, unless and until certain conditions are satisfied.  By way of example and not limitation, these conditions may include a requirement that the individual continue employment or service with DIMON for a specified period or that DIMON or the individual achieve stated objectives determined at the time the award is made.  Under the 2003 Incentive Plan, objectives may be based on performance goals stated with reference to the fair market value of DIMON Common Stock or on DIMON's return on shareholders' equity, return on employed assets, cash flow, return on investments, net income or earnings per share.  If a Stock Award contains such restrictions, it shall become vested and nontransferable only to the extent that the Committee first certifies that any restrictions or objectives have been satisfied.  Prior to the forfeiture of any Stock Award, an individual will have all rights of a DIMON shareholder with respect to such Stock Award, including the right to receive dividends and to vote the shares, but may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of such Stock Award until any restrictions thereon, if any, have been satisfied.  Under the 2003 Incentive Plan, no more than 150,000 shares of DIMON Common Stock may be awarded to an employee pursuant to a Stock Award in any calendar year, plus for each year (beginning in 2003), the difference between 150,000 shares and the number of shares for which Stock Awards were granted to that participant in such year.

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Performance Shares

The Committee is authorized to select individuals to receive an award of Performance Shares.  A Performance Share is an award, stated with respect to a specified number of shares of DIMON Common Stock, that entitles the holder to receive shares of DIMON Common Stock and cash.  The Committee, in its discretion, will determine what portion of a Performance Share award has been earned, if any, and whether a Performance Share will be settled with shares of DIMON Common Stock, cash or a combination of both.  The stated objectives may be based on the fair market value of DIMON Common Stock, or, as determined from the Company’s audited financial statements, the Company’s return on shareholders’ equity, return on employed assets, cash flow, return on investments, net income, earnings per share, or total return to shareholders, either on an absolute basis or relative to a peer group of companies defined by the Committee.  No Performance Shares will be earned or cash settlement made unless the Committee certifies the number of shares of DIMON Common Stock or the amount of cash earned by a participant during that period.  To the extent that a Performance Share award is earned, DIMON Common Stock will be issued or a cash payment will be made as soon as practicable after the end of each valuation period.   Fractional shares, if any, will be settled in cash.

No employee may be awarded Performance Shares for more than 150,000 shares of Common Stock, plus for each year (beginning in 2003), the difference between 150,000 and the number of shares for which Performance Shares were awarded to that participant in each such year.  Holders of Performance Shares shall have no rights as shareholders of DIMON until and then only to the extent that the award of Performance Shares is earned and DIMON Common Stock is issued to the participant.  A participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of a Performance Share or the right to receive payment thereunder other than by will or the laws of descent and distribution.  Notwithstanding the preceding sentence, the Committee may grant Performance Shares that are transferable to the extent allowed by Rule 16b-3 under the Exchange Act.

Incentive Awards

The 2003 Incentive Plan provides that the Committee may select individuals to receive Incentive Awards.  An Incentive Award is an opportunity to earn a bonus, payable in cash (or in stock, or both, at the Committee’s sole discretion), upon the attainment of stated performance objectives over a time period determined by the Committee.  Under the 2003 Incentive Plan, Incentive Awards will be earned only to the extent that the Company, during a performance period of at least one year, achieves objectives based on one or more of the following: (1) growth in revenues or assets; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; or earnings per share; (3) net income or net income per common share (i.e., basic or diluted earnings per share); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit; (8) operating margin or gross margin; (9) reduction in or management of the Company’s debt; (10) reduction in or management of the Company’s inventory; (11) stock price or total stockholder return; and (12) strategic business criteria, consisting of one or more objectives based on environmental or safety standards, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.  Targeted performance levels with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  Goals also may be stated in terms of business criteria for the Company on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company.  The Committee, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.  Incentive Awards are nontransferable except by will or by the laws of descent and distribution, except that the Committee may grant Incentive Awards that are transferable upon such terms and conditions as are allowed by Rule 16b-3 under the Exchange Act.  Under the 2003 Incentive Plan, no employee may receive an Incentive

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Award payment in any calendar year, (i) if the award covers one year, that exceeds $1,500,000 (“Annual Incentive Award Limit”) plus (beginning in 2003) the difference between the Annual Incentive Award Limit and the Incentive Award actually received by that participant each year, or (ii) if the award is longer than one year, an amount that exceeds the product of (A) $125,000 and (B) the number of months in the performance period plus, for each year (beginning in 2003), the difference between the allowable payment for an Incentive Award payment for a performance period of more than one year and the actual payment received for that year by that participant.  Incentive awards may be settled in Cash or Stock or a combination of both in the Committee’s discretion.  The Committee shall also specify, at the time the award is made, whether amounts shall be payable in the event of the Participant’s death, disability or retirement.

Deferred Stock Benefit

Under the 2003 Incentive Plan, the Committee has the authority to use shares of DIMON Common Stock to settle obligations under any deferred stock program adopted by DIMON that permits or requires participants to defer receipt of all or part of the benefits or compensation attributable to the 2003 Incentive Plan.

Termination and Amendment

No awards may be granted under the 2003 Incentive Plan after December 31, 2013.  The Board may, without further action by shareholders, terminate or suspend the 2003 Incentive Plan in whole or in part.  The Board also may amend the 2003 Incentive Plan, except that no such amendment may become effective without shareholder approval if the amendment materially increases the number of shares of DIMON Common Stock that may be issued under the 2003 Incentive Plan or changes the class of individuals who may be selected to participate in the 2003 Incentive Plan.

Federal Tax Consequences

DIMON has been advised by counsel regarding the federal income tax consequences of the 2003 Incentive Plan.  No income will be recognized by an optionee at the time an Option is granted.  If the Option is an Incentive Option, no income will be recognized upon the optionee's exercise of the Option.  Income will be recognized by an optionee when he disposes of shares acquired under an Incentive Option.  The exercise of a Nonqualified Option generally will be a taxable event that will require the optionee to recognize, as ordinary income, the difference between the shares' fair market value and the strike price of the Option.

No income will be recognized upon the grant of a SAR.  The exercise of a SAR generally will be a taxable event.  The individual generally must recognize income equal to any cash that is paid and the fair market value of DIMON Common Stock that is received in settlement of a SAR.  Income will be recognized when a Performance Share award is earned and when DIMON Common Stock is transferred or cash is paid to the individual.  At that time the individual will recognize income equal to the sum of the fair market value of any DIMON Common Stock transferred, and any cash paid, to the individual.

Income will be recognized on account of any Stock Award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture.  At that time, the individual will recognize income equal to the fair market value of the vested portion of the Stock Award.

No income will be recognized on account of the grant of an Incentive Award. Income will be recognized when the Incentive Award is earned and a payment is made to the individual.

No income will be recognized with respect to any shares of DIMON Common Stock that are deferred by a participant pursuant to any deferral plan maintained by DIMON.  In such event, participants will recognize income upon the participant’s receipt of such deferred amounts from their respective deferral account.

The employer, either DIMON or an affiliate, will be entitled to claim a federal income tax deduction on account of the exercise of a Nonqualified Option or SAR, the settlement of a Performance Share award, the settlement of an Incentive Award or the vesting of a Stock Award (unless deferred by the participant).  DIMON or its affiliate will be entitled to a deduction on deferred amounts when the participant elects to receive such amounts from their deferral account.  The amount of the deduction in each case will be equal to the ordinary income recognized by the participant.  The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an Incentive Option, except that the employer may claim a federal income tax deduction on account of certain nonqualifying dispositions of Incentive Option stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2003 INCENTIVE PLAN.

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INDEPENDENT PUBLIC ACCOUNTANTS

A representative of Ernst & Young LLP, independent accountants, will be present at the annual meeting with an opportunity to make a statement and will be available to respond to appropriate questions relating to the fiscal year 2003 audit of the Company’s financial statements.

The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP as the Company’s auditors for the 2004 fiscal year, July 1, 2003 to March 31, 2004.

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal year ending June 30, 2003, as well as fees billed for other services rendered by Ernst & Young LLP during the same period.

		FY 2003
		____________________
	Audit Fees (1)	$1,310,843
	Audit-Related Fees (2)	13,765
	Tax Fees (3)	72,154
	Financial Information Systems Design & Implementation Fees (4)	---
	All Other Fees (5)	---
	Total	$1,396,762
		=====================
_______________

(1)

Audit Fees.  Audit Fees consist of professional services rendered in the preparation of the Company’s financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as comfort letters, statutory audits, attest services, consents and assistance with reporting requirements. The aggregate Audit Fees billed by Ernst & Young for the year ended June 30, 2003, were $1,310,843.

(2)

Audit-Related Fees.  Audit-Related Fees consist of assurance and related services traditionally performed by the independent auditor that may include, among others, employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, and consultation regarding financial accounting and reporting standards.  The aggregate Audit-Related Fees billed by Ernst & Young for the year ended June 30, 2003, were $13,765.

(3)

Tax Fees.  Tax Fees consist of services performed by the independent auditor’s tax division, except those related to the audit, and include fees for tax compliance, tax planning, and tax advice. The aggregate Tax Fees billed by Ernst & Young for the year ended June 30, 2003, were $72,154.

(4)

Financial Information Systems Design & Implementation Fees.  Ernst & Young rendered no professional services to the Company in connection with the design and implementation of financial information systems.

(5)	All Other Fees. There were no fees billed for other services rendered by Ernst & Young for the year ended June 30, 2003.
FISCAL YEAR-END CHANGE

Effective with the 2004 fiscal year beginning July 1, 2003, DIMON changed its fiscal year-end to March 31.  The primary purpose of the change is to better match the financial reporting cycle with natural global crop cycles for leaf tobacco.  DIMON’s predecessor companies selected the existing June 30 fiscal year-end many years ago when operations were substantially domestic because it matched the United States crop cycle.  However, given the importance of DIMON’s international operations today, particularly those in South America for which financial results now straddle fiscal years, a March 31 year-end is a more appropriate fiscal year-end.

DIMON expects to file its regularly scheduled Quarterly Reports on Form 10-Q during the shortened fiscal year 2004, and to file a transitional Annual Report on Form 10-K for the shortened fiscal year 2004 covering the nine month period beginning July 1, 2003 and ending March 31, 2004.

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SHAREHOLDERS’ PROPOSALS AND NOMINATIONS

2004 Annual Meeting

Under the rules and regulations of the SEC, any proposal that a shareholder wishes to include in the Company’s proxy statement and form of proxy for presentation at the 2004 Annual Meeting of Shareholders must be received by the Company at its principal office at 512 Bridge Street, Danville, Virginia, 24541.  All proposals should be sent to the attention of the Secretary of the Company.  Due to the change in the Company’s fiscal year-end (See Fiscal Year-End Change above), the Board of Directors has established that the date of the Company’s 2004 Annual Meeting will be August 26, 2004.  Therefore, any proposal that a shareholder would like considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting must be received by the Company no later than March 22, 2004.

Additionally, the Company’s bylaws require that nominations of directors be received by the Secretary at the Company’s principal office at 512 Bridge Street, Danville, Virginia, 24541. To the extent known to the nominating shareholder, notifications must include:

• the nominee’s name, age and address; • the nominee’s principal occupation; • the name and address of the notifying shareholder; and • the number of shares owned by the notifying shareholder.

Nominations should be received no earlier than May 23, 2004 and no later than June 17, 2004.  The Governance & Nominating Committee will thereafter make its recommendation to the Board of Directors, and the Board of Directors will make its determination as to whether such candidate should be nominated.  Nominations not made in accordance with these procedures, and votes cast for any such nominee, will be disregarded.

OTHER MATTERS

On this date, the Company is not aware of any matters to be presented for action at the meeting other than as stated in this notice.  However, if any other matters requiring a vote of shareholders are properly presented at the meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

The annual report, including consolidated financial statements of the Company and its subsidiaries for the fiscal year ended June 30, 2003, is being mailed to shareholders with this proxy statement on or about September 22, 2003.

By Order of the Board of Directors

/s/ T. C. Parrish
_________________________________________________________
T. C. Parrish
Secretary
September 22, 2003

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APPENDIX A

DIMON INCORPORATED
2003 INCENTIVE PLAN

ARTICLE I
DEFINITIONS

1.01. Affiliate.

Affiliate means any “subsidiary corporation” or “parent corporation” as such terms are defined in Section 424 of the Code.

1.02. Agreement.

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award or Performance Shares or an Option, SAR or Incentive Award granted to such Participant.

1.03. Board.

Board means the Board of Directors of the Company.

1.04. Code.

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.05. Committee.

Committee means a committee of the Board appointed to administer the Plan.  The Committee shall be comprised of two or more members of the Board; all of whom shall be “non-employee directors” as defined in Securities Exchange Commission Rule 16b-3 as in effect from time to time and “outside directors” as defined in Code section 162(m) as in effect from time to time.

1.06. Common Stock.

Common Stock means the common stock of the Company.

1.07. Company.

Company means DIMON Incorporated.

1.08. Corresponding SAR.

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.09. Date of Exercise.

Date of Exercise means (i) with respect to an Option, the date that the Option price is received by the Company and (ii) with respect to an SAR, the date that the notice of exercise is received by the Company.

1.10. Deferred Stock Benefit.

Deferred Stock Benefit means a benefit paid under the Program in shares of Common Stock.

1.11. Fair Market Value.

Fair Market Value means, on any given date, the closing price of the Common Stock as reported on an established stock exchange on which the Common Stock is listed.  If the Common Stock was not traded on such exchange on such date, then the Fair Market Value is determined with reference to the next preceding day that the Common Stock was so traded.  If the Common Stock is not listed on an established stock exchange, then the Fair Market Value shall be determined by the Administrator using any reasonable method in good faith.

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1.12. Incentive Award.

Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive a cash payment, shares of Common Stock or a combination of cash and Common Stock from the Company or an Affiliate.

1.13 Incentive Stock Option.

Any option designated as an Incentive Stock Option within the meaning of Code Section 422 or any successor provision there to and qualifying there under.

1.14 Initial Value.

Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant, as set forth in the Agreement.

1.15 Option.

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.16 Participant.

Participant means an employee of the Company or of an Affiliate or member of the Board, who satisfies the requirements of Article IV and is selected by the Committee to receive a Stock Award, a Performance Share award, an Option, an SAR, an Incentive Award or a combination thereof.

1.17 Performance Share.

Performance Share means an award, in the amount determined by the Committee and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment, or a combination of Common Stock and cash, in accordance with the provisions of Article VIII.  The Committee, in its discretion, will determine whether a Performance Share will be settled with shares of Common Stock, cash or a combination of Common Stock and cash.

1.18 Plan.

Plan means the DIMON Incorporated 2003 Incentive Plan.

1.19 Prior Plan.

Prior Plan means the DIMON Incorporated Omnibus Stock Incentive Plan.

1.20 Program.

Program means a deferred compensation program that is adopted by the Board that allows or requires Participants to defer receipt of all or part of the benefits or compensation attributable to this Plan.

1.21 SAR.

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement.  In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the Date of Exercise over the Initial Value.  References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.22 Stock Award.

Stock Award means Common Stock awarded to a Participant under Article VII.

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ARTICLE II
PURPOSES

The Plan is intended to assist the Company in recruiting and retaining employees and members of the Board with ability and initiative by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders.  The Plan is intended to permit the issuance of Stock Awards, the award of Performance Shares, the grant of Incentive Awards, the grant of SARs, and the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.  The Plan is also intended to permit the deferral of income in accordance with the Program.  The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III
ADMINISTRATION

3.01. Administrative Authority.

Except as provided in this Article III, the Plan shall be administered by the Committee.  The Committee shall have authority to issue Stock Awards and Performance Shares and to grant Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate.  Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award.  Notwithstanding any such conditions, the Committee, in its discretion, may accelerate the time at which any Option or SAR may be exercised or the time at which a Stock Award may become transferable or nonforfeitable.  In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; to prescribe the form of agreements and documents used in connection with the Program; and to make all other determinations necessary or advisable for the administration of this Plan.  The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive.  No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Performance Share award or Incentive Award.  All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Participants who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time.  In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee’s delegate or delegates.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the prior delegation.

3.02. Agreements.

All Stock Awards issued, all Performance Shares awarded, and all Options, SARs and Incentive Awards granted, under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt.

3.03. Employment or Service.

In the event that the terms of an Agreement provide that the Participant must complete a stated period of employment or service as a condition of exercising, earning or retaining an award, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

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ARTICLE IV
ELIGIBILITY

Any employee of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of this Plan) or member of the Board is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or an Affiliate.  Any such person may be issued Stock Awards or Performance Shares or may be granted Incentive Awards or one or more Options, SARs, or Options and SARs.  The Committee will designate individuals to whom Stock Awards and Performance Shares are to be awarded and to whom Incentive Awards, Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant.

ARTICLE V
STOCK SUBJECT TO PLAN

5.01. Source of Shares.

Upon the issuance of a Stock Award and when a Performance Share or Incentive Award is earned, the Company may issue shares of Common Stock from its authorized but unissued Common Stock.  Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.  Upon the distribution of a Deferred Stock Benefit, the Company may issue shares of Common Stock from its authorized but unissued Common Stock.

5.02. Maximum Number of Shares.

The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options and SARs and the issuance of Stock Awards and the settlement of Performance Shares, Incentive Awards and Deferred Stock Benefits under this Plan is the sum of (i) 2,200,000 shares, (ii) the number of shares of Common Stock that remain available for issuance under the Prior Plan on the date this Plan is approved by shareholders in accordance with Article XV and (iii) the number of shares of Common Stock covered by awards made under the Prior Plan that are canceled, terminated or forfeited on or after the date this Plan is approved by shareholders in accordance with Article XV and that would be available for new awards under Section 5.04 if the Prior Plan awards had been made under this Plan.  The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be adjusted as provided in this Article V and Article X.

5.03. Options and Stock Awards.

Section 5.02 to the contrary notwithstanding, the maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan is 1,200,000 shares, subject to adjustment as provided in Article X.  Section 5.02 to the contrary notwithstanding, the maximum aggregate number of shares of Common Stock that may be issued under this Plan for other than Incentive Stock Options, Options or SARs granted at fair market value is 1,000,000 shares, subject to adjustment as provided in Article X.

5.04. Forfeitures, etc.

If an Option or SAR is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or SAR or portion thereof may be reallocated to other Options, SARs, Stock Awards, and Performance Share awards to be granted under this Plan and in settlement of Incentive Awards and Deferred Stock Benefits.  If a Stock Award is terminated, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Stock Awards and Performance Shares to be granted under this Plan and in settlement of Incentive Awards and Deferred Stock Benefits.  If a Performance Share award is terminated, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Performance Share award or portion thereof may be reallocated to other Options, SARs, Stock Awards and Performance Shares to be granted under this Plan and in settlement of Incentive Awards and Deferred Stock Benefits.

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5.05. Deferred Stock Benefits.

Shares of Common Stock issued in settlement of a Deferred Stock Benefit, and the shares of Common Stock subject to the Option, SAR, Stock Award, Performance Share award or Incentive Award with respect to which the Deferred Stock Benefit was earned or elected, shall be counted toward the limits of Sections 5.02 and 5.03 only once.  Shares of Common Stock issued in settlement of a Deferred Stock Benefit that represent earnings on deferred shares of Common Stock shall be counted separately toward the limits of Sections 5.02 and 5.03.

ARTICLE VI
OPTIONS AND SARS

6.01. Award.

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option or SAR is to be made and will specify the number of shares of Common Stock covered by the award.  An Option may be granted with or without a related SAR.  An SAR may be granted with or without a related Option.  No Participant may be granted Incentive Stock Options or related SARs (under all incentive stock option plans of the Company and its Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding the amount prescribed by Section 422(d) of the Code as in effect from time to time.  No Participant may be granted Options in any calendar year for more than 400,000 shares of Common Stock plus, for each year (beginning in 2003), the difference between 400,000 shares and the number of shares of Common Stock for which Options were granted to that Participant in such year.  No Participant may be granted SARs that are not related to an Option in any calendar year for more than 400,000 shares of Common Stock plus, for each year (beginning in 2003), the difference between 400,000 shares and the number of shares of Common Stock for which SARs that are not related to Options were granted to that Participant in such year.  For purposes of the two preceding sentences, an Option and related SAR shall be treated as a single award.

6.02. Option Price.

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted.  Except for adjustments authorized under Article X, an outstanding Option may not be amended, or canceled and another Option granted within six months of the cancellation, if the amendment or cancellation and new grant reduces the price per share for Common Stock covered by the Option.

6.03. Maximum Option or SAR Period.

The maximum period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant except that no Option that is an incentive stock option and any Corresponding SAR that relates to such Option shall be exercisable after the expiration of ten years from the date the Option or SAR was granted.  The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

6.04. Nontransferability.

Except as provided in Section 6.05, Options and SARs granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.  During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant.  No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

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6.05. Transferable Options and SARs.

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option or SAR may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that the Participant may not receive any consideration for the transfer.  The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution.  In the event of any such transfer (by the Participant or his transferee), the option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06. Exercise.

An Option or SAR granted under this Plan shall be deemed to have been exercised on the Date of Exercise.  Subject to the provisions of this Article VI and Article XI, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option.  An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option or SAR could be exercised.  A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the shares remaining subject to the Option or related to the SAR.  The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

6.07. Payment of Option Price.

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee.  If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company.  If Common Stock is used to pay all or part of the Option price, the shares surrendered must have an aggregate Fair Market Value (determined as of the day preceding the Date of Exercise) that, together with any cash or cash equivalent paid, is not less than the option price for the number of shares for which the Option is being exercised.

6.08. Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR.

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.  A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

6.09. Shareholder Rights.

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the Date of Exercise of such Option.  No Participant shall, as a result of receiving an SAR, have any rights as a shareholder until, and then only to the extent that, the SAR is exercised and Common Stock is issued to the Participant.

ARTICLE VII
STOCK AWARDS

7.01. Award.

In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by the award; provided, however, that no Participant may be awarded Stock Awards in any calendar year for more than 150,000 shares of Common Stock plus, for each year (beginning in 2003), the difference between 150,000 shares and the number of shares for which Stock Awards were granted to that Participant in such year.

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7.02. Vesting.

The Committee, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement.  By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the employ or service of the Company and its Affiliates before the expiration of a stated term or if the Company, the Company and its Affiliates or the Participant fail to achieve stated objectives.  The stated objectives may be based on the Fair Market Value or, as determined from the Company’s audited financial statements, the Company’s return on shareholders’ equity, return on employed assets, cash flow, return on investments, net income or earnings per share.  A Stock Award shall become vested and nontransferable only to the extent that the Committee first certifies that any restrictions or objectives have been satisfied.

7.03. Shareholder Rights.

Prior to their forfeiture in accordance with the terms of the Agreement and while the shares are nonvested, nontransferable or both, a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock issued as a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.  The limitations set forth in the preceding sentence shall not apply after the shares become vested and transferable.

ARTICLE VIII
PERFORMANCE SHARE AWARDS

8.01. Award.

In accordance with the provisions of Article IV, the Committee will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the award; provided, however, that no Participant may be awarded Performance Shares in any calendar year for more than 150,000 shares of Common Stock plus, for each year (beginning in 2003), the difference between 150,000 shares and the number of shares for which Performance Shares were awarded to that Participant in such year.

8.02. Earning the Award.

The Committee, on the date of the grant of an award, shall prescribe that the Performance Shares, or a portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee and set forth in the Agreement.  By way of example and not of limitation, the performance objectives or other criteria may provide that the Performance shares will be earned only if the Participant remains in the employ or service of the Company and its Affiliates for a stated period or that the Company, the Company and its Affiliates or the Participant achieve stated objectives.  The stated objectives may be based on the Fair Market Value or, as determined from the Company’s audited financial statements, the Company’s return on shareholders’ equity, return on employed assets, cash flow, return on investments, net income earnings per share, or total return to shareholders either absolute or relative to a peer group of companies defined by the Committee.  No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Committee certifies that such objectives have been achieved.

8.03. Issuance of Shares.

To the extent that a Performance Share award is settled with Common Stock, the shares of Common Stock earned in accordance with Section 8.02 shall be issued to the Participant as soon as practicable after the Committee certifies the number of Performance Shares earned by the Participant.  A fractional share shall not be issuable under this Article VIII but instead will be settled in cash.

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8.04. Settlement in Cash.

To the extent that a Performance Share award is settled in cash, the payment will be made in a single sum as soon as practicable after the Committee certifies the number of Performance Shares earned by the Participant.  To the extent that a Performance Share award is settled in cash, the amount of cash payable under a Performance Share award shall equal the Fair Market Value of the number of shares of Common Stock equal to the number of Performance Shares earned on the date that the Committee certifies the Participant’s right to receive the payment.

8.05. Shareholder Rights.

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and then only to the extent that the award of Performance Shares is earned and Common Stock is issued to the Participant.

8.06. Nontransferability.

Except as provided in Section 8.07, a Participant may not transfer a Performance Share award or the right to receive payment thereunder other than by will or by the laws of descent and distribution.  No right or interest of a Participant in any Performance Share award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

8.07. Transferable Performance Shares.

Section 8.06 to the contrary notwithstanding, the Committee may grant Performance Shares that are transferable to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided however, that the Participant may not receive any consideration for the transfer.   The holder of a Performance Share transferred pursuant to this section shall be bound by the same terms and conditions that governed the Performance Share award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Performance Share award except by will or the laws of descent and distribution.

ARTICLE IX
INCENTIVE AWARDS

9.01. Award.

The Committee shall designate Participants to whom Incentive Awards are made.  All Incentive Awards shall be finally determined exclusively by the Committee.  With respect to an Incentive Award based on a performance period of one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds $1,500,000 plus, for each year (beginning in 2003), the difference between $1,500,000 and the Incentive Award payment received by that Participant in such year.  With respect to an Incentive Award based on a performance period of more than one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds the product of (i) $125,000 and (ii) the number of months in the performance period plus, for each year (beginning in 2003), the difference between the allowable payment for an Incentive Award payment for a performance period of more than one year and the actual payment received for that year by that Participant.  An Incentive Award that is earned may be settled, in the Committee’s discretion, by the issuance of Common Stock in accordance with Section 9.05, with a cash payment in accordance with Section 9.06, or with a combination of cash and shares of Common Stock.

9.02. Terms and Conditions.

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award.  Such terms and conditions shall prescribe that the Incentive Award shall be earned only to the extent that the Company, during a performance period of at least one year, achieves objectives based on one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Awards:  (1) growth in revenues or assets; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; or earning per share (3) net income or net income per common share (i.e, basic or diluted earnings per share); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash

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flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit; (8) operating margin or gross margin; (9) reduction in or management of the Company’s debt; (10) reduction in or management of the Company’s inventory; (11) stock price or total stockholder return; and (12) strategic business criteria, consisting of one or more objectives based on environmental or safety standards, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.  Targeted performance levels with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  The Committee, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, Disability, or Retirement.

9.03. Nontransferability.

Except as provided in Section 9.04, a Participant may not transfer an Incentive Award or the right to receive payment thereunder other than by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.04. Transferable Incentive Awards.

Section 7.03 to the contrary notwithstanding, the Committee may grant Incentive Awards that are transferable to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however that the Participant may not receive any consideration for the transfer.  The holder of an Incentive Award transferred pursuant to this section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

9.05. Issuance of Shares.

To the extent that an Incentive Award is settled with Common Stock, the shares of Common Stock shall be issued to the Participant as soon as practicable after the Committee certifies the extent to which the Incentive Award has been earned.  The issuance of Common Stock in full or partial settlement of an Incentive Award shall be based on the Fair Market Value on the date the Committee certifies the extent to which the Incentive Award has been earned.

9.06. Settlement in Cash.

To the extent that an Incentive Award is settled in cash, the payment will be made in a single sum as soon as practicable after the Committee certifies the extent to which the Incentive Award has been earned.

9.07. Shareholder Rights.

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award until, and then only to the extent that, the Incentive Award is earned and settled with the issuance of Common Stock.

ARTICLE X
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares that may be issued pursuant to the exercise of Options and SARs, as Stock Awards and the settlement of Performance Shares Incentive Awards and Deferred Stock Benefits, the per individual limitations on awards of Options, SARs, Stock Awards and Performance Shares, and the terms of outstanding Stock Awards, Performance Share awards, Options, SARs and Incentive Awards shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action.  Any determination made under this Article X by the Committee shall be final and conclusive.

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The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted or the maximum number of shares that may be issued in settlement of Performance Share awards, Incentive Awards or Deferred Stock Benefits, the per individual limitations on awards of Options, SARs, Performance Shares and Stock Awards or the terms of outstanding awards of Stock Awards, Performance Shares, Options, SARs or Incentive Awards.

The Committee may issue Stock Awards and grant Performance Shares, Options and SARs in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate or whose employer becomes an Affiliate in connection with a transaction described in the first paragraph of this Article X.  Notwithstanding any provision of the Plan (other than the limitations of Article V), the terms of such substituted Stock Awards and Performance Share awards and Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XI
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company’s shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any share certificate issued to evidence Common Stock for which a Stock Award was made, Performance Shares, Incentive Awards or Deferred Stock Benefits were settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.  No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XII
GENERAL PROVISIONS

12.01. Effect on Employment or Service.

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

12.02. Unfunded Plan.

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan.  Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03. Rules of Construction.

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

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12.04. Employee Status.

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option or SAR provide that it may be exercised or that Stock Awards, Performance Share awards or Incentive Awards may become vested or earned only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE XIII
AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment materially (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) changes the class of individuals eligible to become Participants.  No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding Stock Awards or Performance Share award or under any Option, SAR or Incentive Award outstanding at the time such amendment is made.

ARTICLE XIV
DURATION OF PLAN

No Stock Awards or Performance Shares may be awarded and no Option, SAR or Incentive Award may be granted under this Plan after December 31, 2013.  Stock Awards and Performance Share awards and Options, SARs and Incentive Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XV
EFFECTIVE DATE OF PLAN

Options, SARs and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no Option or SAR will be exercisable and no Incentive Award will be payable until this Plan is approved by a majority of the votes entitled to be cast by the shareholders of the Company, voting either in person or by proxy, at a duly held shareholders’ meeting or by the unanimous consent of the Company’s shareholders.  Stock Awards and Performance Shares may be awarded under this Plan and Deferred Stock Benefits may be settled under this Plan after its adoption by the Board and its approval by shareholders in accordance with the preceding sentence.

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PROXY PROXY
DIMON INCORPORATED 512 BRIDGE STREET P. O. BOX 681 DANVILLE, VIRGINIA 24543

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Joseph L. Lanier, Jr., Mr. Albert C. Monk III, and Mr. Martin R. Wade III, or any one of them with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of stock in DIMON Incorporated that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held November 6, 2003, at 10:00 A.M., at the principal office of the Company, 512 Bridge Street, Danville, Virginia, and at any and all adjournments thereof:

1. ELECTION OF DIRECTORS (mark only one box) ________ FOR all nominees listed below (except as marked to the contrary below). ________ WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees: Hans B. Amell, R. Stuart Dickson, Henry F. Frigon, C. Richard Green, Jr., John M. Hines, James E. Johnson, Jr., Thomas F. Keller, Norman A. Scher, and William R. Slee

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.
_____________________________________________________________________________________________________________________________

The Board recommends a vote "FOR" the foregoing proposal.

2. APPROVAL OF THE DIMON INCORPORATED 2003 INCENTIVE PLAN (mark only one box) ________ FOR ________ AGAINST ________ ABSTAIN

The Board recommends a vote "FOR" the foregoing proposal.

Please sign and date on reverse side.

3. In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

This proxy, when properly executed and delivered, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of all directors and “FOR” the approval of the 2003 Incentive Plan.

Dated ______________________________ , 2003

SHAREHOLDER'S SIGNATURE

Please sign exactly as the name appears on this card. Only one of several joint owners need sign. Fiduciaries and Corporate Officers should give full title.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.